Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2022 RESULTS

Same Store RevPAR Increases 24%; 2019 RevPAR Recapture Reaches New Quarterly High of 95%

Acquisition of High-End Glamping Asset Onera Fredericksburg Completed

Austin, Texas, November 2, 2022 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and nine months ended September 30, 2022.

“We are pleased with the continued improvement of our operating results during the quarter as same store RevPAR recapture relative to 2019 reached a new quarterly high of 95% driven by strong pricing power and improving business transient, midweek, and urban market demand trends. September RevPAR recapture of 98% was a monthly high since the onset of the pandemic and hotel EBITDA margins expanded nearly 200 basis points compared to the same period of 2019. Positive top line operating trends further accelerated into October which, based on preliminary results, was our highest nominal RevPAR month since the pandemic began,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “We are excited to announce the acquisition of the Onera Fredericksburg, our first upscale glamping asset, and a new partnership with Onera Escapes as we continue to strategically and creatively evolve our capital allocation strategy alongside emerging guest preferences. Finally, we made several important enhancements to our balance sheet during the quarter, which remains well positioned with very limited near-term maturities and over $450 million of liquidity,” commented Mr. Stanner.

Third Quarter 2022 Summary

•	Net Loss: Net loss attributable to common stockholders was $0.5 million, or $0.00 per diluted share, compared to a net loss of $11.0 million, or $0.10 per diluted share, in the same period of 2021.

•	Pro forma RevPAR: Pro forma RevPAR increased 20.0 percent to $113.59 compared to the same period in 2021. Pro forma ADR increased 14.9 percent to $158.39 compared to the same period in 2021, and pro forma occupancy increased 4.4 percent to 71.7 percent.

•	Same Store RevPAR: Same Store RevPAR increased 24.1 percent to $121.21 compared to the same period in 2021. Same store ADR increased 15.4 percent to $164.46 compared to the same period in 2021, and same store occupancy increased 7.6 percent to 73.7 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $61.1 million compared to $49.3 million in the same period in 2021. Pro forma hotel EBITDA margin declined to 34.3 percent from 34.8 percent in the same period of 2021.

•	Same Store Hotel EBITDA: Same store hotel EBITDA increased to $48.8 million compared to $37.7 million in the same period in 2021. Same store hotel EBITDA margin increased 121 basis points to 36.2 percent from 35.0 percent in the same period of 2021.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $47.2 million from $34.0 million in the same period of 2021.

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•	Adjusted FFO: Adjusted FFO was $30.9 million, or $0.25 per diluted share, compared to $20.5 million, or $0.19 per diluted share, in the same period of 2021.

•	Capital Improvements: The Company invested $23.5 million in capital improvements during the third quarter and $20.5 million on a pro rata basis after consideration of joint ventures.

The Company’s results for the three and nine months ended September 30, 2022, and 2021 are as follows (in thousands, except per share amounts):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022		2021	2022		2021

	(unaudited)
Net loss attributable to common stockholders	$(517)		$(10,964)	$(4,954)		$(68,439)
Net loss per diluted share	$0.00		$(0.10)	$(0.05)		$(0.66)
Total revenues	$178,252		$110,686	$503,369		$255,064
EBITDAre (1)	$54,935		$37,523	$156,111		$60,013
Adjusted EBITDAre (1)	$47,218		$34,024	$134,731		$61,982
FFO (1)	$28,085		$16,841	$69,711		$9,160
Adjusted FFO (1)	$30,867		$20,484	$83,630		$21,981
FFO per diluted share and unit (1)	$0.23		$0.16	$0.57		$0.09
Adjusted FFO per diluted share and unit (1)	$0.25		$0.19	$0.69		$0.21

Pro Forma Portfolio Operating Data (2)
RevPAR	$113.59		$94.70	$111.37		$76.32
RevPAR Growth	20.0%			45.9%
Hotel EBITDA	$61,103		$49,289	$181,167		$100,774
Hotel EBITDA margin	34.3%		34.8%	35.1%		29.9%
Hotel EBITDA margin growth	(49	)bps		523	bps

Same Store Portfolio Operating Data (3)
RevPAR	$121.21		$97.65	$115.91		$76.42
RevPAR Growth	24.1%			51.7%
Hotel EBITDA	$48,813		$37,739	$136,746		$70,872
Hotel EBITDA margin	36.2%		35.0%	35.9%		28.2%
Hotel EBITDA margin growth	121	bps		761	bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating loss to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 102 hotels owned as of September 30, 2022, as if each hotel had been owned by the Company since January 1, 2021 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2021, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)	All same store information includes operating and financial results for 71 hotels owned as of September 30, 2022, and at all times during the three months and nine months ended September 30, 2022, and 2021.

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Monthly Operating Data

Pro Forma (102) Hotels - 2022	Q1	Q2	Jul	Aug	Sep	Q3	YTD
Occupancy	64.2%	74.2%	72.8%	70.1%	72.3%	71.7%	70.1%
ADR	$154.11	$163.61	$157.09	$154.49	$163.65	$158.39	$158.96
RevPAR	$98.92	$121.32	$114.35	$108.22	$118.36	$113.59	$111.37

2021 Variance
Occupancy change vs 2021	20.6%	12.5%	1.4%	6.2%	6.0%	4.4%	11.8%
ADR change vs 2021	49.4%	37.0%	14.5%	13.0%	17.0%	14.9%	30.6%
RevPAR change vs 2021	80.2%	54.1%	16.1%	20.0%	24.1%	20.0%	45.9%

2019 Variance
Occupancy change vs 2019	-16.1%	-9.7%	-10.1%	-12.6%	-6.5%	-9.8%	-11.7%
ADR change vs 2019	-4.6%	2.2%	2.7%	4.0%	4.5%	3.8%	0.6%
RevPAR change vs 2019	-19.9%	-7.7%	-7.7%	-9.1%	-2.3%	-6.4%	-11.2%

Same Store (71) Hotels - 2022	Q1	Q2	Jul	Aug	Sep	Q3	YTD
Occupancy	63.3%	75.4%	75.3%	71.9%	73.9%	73.7%	70.8%
ADR	$156.24	$169.01	$162.56	$160.05	$170.91	$164.46	$163.66
RevPAR	$98.83	$127.44	$122.47	$115.06	$126.26	$121.21	$115.91

2021 Variance
Occupancy change vs 2021	25.0%	15.9%	4.5%	8.6%	10.0%	7.6%	15.2%
ADR change vs 2021	49.7%	40.4%	14.9%	13.2%	17.9%	15.4%	31.6%
RevPAR change vs 2021	87.2%	62.7%	20.1%	22.9%	29.7%	24.1%	51.7%

2019 Variance
Occupancy change vs 2019	-17.5%	-8.2%	-7.0%	-12.2%	-6.4%	-8.6%	-11.3%
ADR change vs 2019	-6.0%	2.2%	2.5%	4.0%	5.1%	3.9%	0.2%
RevPAR change vs 2019	-22.5%	-6.2%	-4.6%	-8.7%	-1.6%	-5.0%	-11.1%

(1)	Unaudited pro forma information includes operating results for 102 hotels owned as of September 30, 2022, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	All same store information includes operating and financial results for 71 hotels owned as of September 30, 2022, and at all times during the three months and nine months ended September 30, 2022, 2021, and 2019.

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Year-to-Date 2022 Summary

•	Net Loss: Net loss attributable to common stockholders was $5.0 million, or $0.05 per diluted share, compared to a net loss of $68.4 million, or $0.66 per diluted share, in the same period of 2021.

•	Pro Forma RevPAR: Pro forma RevPAR increased 45.9 percent to $111.37 from the same period in 2021. Pro forma ADR increased 30.6 percent to $158.96 compared to the same period in 2021, and pro forma occupancy increased 11.8 percent to 70.1 percent.

•	Same Store RevPAR: Same store RevPAR increased 51.7 percent to $115.91 from the same period in 2021. Same store ADR increased 31.6 percent to $163.66 compared to the same period in 2021, and same store occupancy increased 15.2 percent to 70.8 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $181.2 million compared to $100.8 million in the same period in 2021. Pro forma hotel EBITDA margin grew to 35.1 percent from 29.9 percent in the same period of 2021.

•	Same Store Hotel EBITDA: Same store hotel EBITDA increased to $136.7 million compared to $70.9 million in the same period in 2021. Same store hotel EBITDA margin increased to 35.9 percent from 28.2 percent in the same period of 2021.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $134.7 million from $62.0 million in the same period of 2021.

•	Adjusted FFO: Adjusted FFO was $83.6 million, or $0.69 per diluted share, compared to $22.0 million, or $0.21 per diluted share, in the same period of 2021.

•	Capital Improvements: The Company invested $48.8 million in capital improvements during the nine months of 2022 and $41.4 million on a pro rata basis after consideration of joint ventures.

Common Dividend Declaration

On October 28, 2022, the Company declared a quarterly cash dividend of $0.04 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP.

In addition, the Board of Directors declared a quarterly cash dividend of:

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock

•	$0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.

•	$0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The common and preferred dividends are payable on November 30, 2022, to holders of record as of November 16, 2022.

Partnership Established with Onera Escapes Through Acquisition of the Onera Fredericksburg

On October 26, 2022, the Company acquired a 90 percent joint venture interest in the Onera Fredericksburg, an 11-unit premium glamping asset located in Fredericksburg, Texas, for $4.5 million, based on a total valuation of $5.0 million, and an adjacent 6.4-acre land parcel for future expansion for $0.7 million, based on a total valuation $0.8 million. The acquisition represents the Company’s first investment into a partnership with Onera Escapes, a developer and operator of glamping and short-term rental hospitality properties, to develop and acquire high-end glamping assets in strategic locations across the United States.

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“We are thrilled to enter the rapidly growing glamping segment of the hospitality space in partnership with Onera through our initial acquisition of the Onera Fredericksburg and establish a joint venture geared toward future growth. This emerging asset class is highly complementary to our existing portfolio of high-quality hotels with efficient operating models and leverages our core operating competencies in asset and revenue management as well as our in-house design, renovation, and construction capabilities. A hallmark of our investment thesis has always centered around evolving our real estate portfolio along with emerging guest preferences, and glamping is expected to be the fastest growing accommodation segment over the next five to 10 years benefiting from favorable leisure demand trends and the tremendous growth of experiential travel,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Investments in glamping assets offer particularly appealing unit level economics as higher average rates, lower labor requirements, minimal services and amenity standards and lower capital needs translate into higher margins and yields on invested capital. We are also excited to partner with the team at Onera who has developed a sophisticated technology driven operating platform to complement their highly unique and differentiated product offering,” commented Mr. Stanner.

Through this newly established partnership, the Company will have a right of first refusal on the next 10 glamping projects sponsored by Onera, which are expected to be funded primarily through the Company’s mezzanine lending program, providing the Company with valuable investment optionality upon opening and an attractive in-place yield during development. The agreement also provides the Company with future partial ownership of the Onera Escapes brand once capital deployment reaches a certain threshold.

Onera Fredericksburg

Onera Fredericksburg opened in November 2021 with all temperature-controlled units featuring a private bathroom and kitchen. Eight of the units have a private patio and hot tub, and all units have access to common area amenities, including a pool, sun deck, fire pits and a sauna. Located within walking distance of Fredericksburg’s historic main street, a charming tourist destination in the epicenter of the Texas Hill Country wine region within one and a half hours of Austin and San Antonio, the property offers guests convenient access to the town’s most popular restaurants, bars, antique stores, and sundry shops.

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The property ramped quickly since opening, generating year-to-date RevPAR of approximately $425 and is expected to generate a 15 percent to 17 percent net operating income yield on the joint venture’s $5.0 million acquisition price in the asset’s first full year of operation. The efficiency of the labor-light operating model is expected to result in stabilized property-level EBITDA margins of nearly 60 percent and EBITDA of approximately $90,000 per unit. The acquisition also includes an adjacent 6.4-acre vacant land parcel that can accommodate up to 15-20 additional units. The joint venture has agreed to pay a one-time incentive payment of up to $2 million if the property meets a certain unlevered yield threshold for the twelve-month period ending July 31, 2023.

Capital Markets & Balance Sheet

On July 21, 2022, the Company amended the credit agreements for its $400 million senior revolving credit facility and two senior term loans totaling $425 million to extend the available loan term and enhance overall flexibility. The amendments on the $600 million senior credit facility included additional extension options that allow the Company to extend the maturity date to March 2025 for the $400 million revolving credit facility and to April 2025 for the $200 million term loan facility. Additionally, the Company has retained capital allocation flexibility regarding future potential acquisitions, dispositions, capital expenditures, and dividends. The credit spreads for the credit facilities remain unchanged.

On July 26, 2022, the Company entered into two, $100 million interest rate swaps that will fix 1-month term SOFR for an average of five years. The swaps will become effective on January 31, 2023, concurrent with the expiration of the Company’s existing $200 million of interest rate swaps. The new SOFR-based interest rate swaps have fixed rates of 2.60 percent and 2.5625 percent that correspond with expiration dates of January 31, 2027, and January 31, 2029, respectively. The new swap transactions will result in the Company maintaining an estimated 70 percent of pro rata outstanding debt with fixed rates after consideration of all outstanding interest rate derivative agreements which have a weighted average fixed SOFR rate of 2.74 percent.

On August 30, 2022, the Company defeased three CMBS loans totaling $54.9 million that were scheduled to mature during 2023. The defeasance event extinguished all but one remaining 2023 debt maturity, released $20 million of previously restricted cash to the Company and is estimated to generate net interest savings of $1.3 million through the scheduled maturity date.

Additionally, the Company intends to defease the final 2023 debt maturity, an estimated $32.2 million CMBS loan, during the fourth quarter which will eliminate all remaining debt maturities until the fourth quarter of 2024.

On September 30, 2022, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Outstanding debt of $1.2 billion with a weighted average interest rate of 4.24 percent. After giving effect to interest rate derivative agreements, $781.9 million, or 67 percent, of our outstanding debt had an average fixed interest rate of 3.51%, and $386.2 million, or 33 percent, had variable interest rates.

•	Unrestricted cash and cash equivalents of $56.9 million.

•	Revolving credit facility availability of $400.0 million. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $456.9 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

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On October 21, 2022, inclusive of the recent transaction activity and its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Outstanding debt of $1.2 billion with a weighted average interest rate of 4.41 percent. After giving effect to interest rate derivative agreements, $781.7 million, or 67 percent, of our outstanding debt had an average fixed interest rate of 3.51%, and $386.1 million, or 33 percent, had variable interest rates.

•	Unrestricted cash and cash equivalents of $64.7 million.

•	Revolving credit facility availability of $400.0 million. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $464.7 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Full Year 2022 Outlook

Given the continued uncertainty and volatility of the operating environment, the Company is not providing operational or earnings guidance at this time. However, the Company is providing its expectations for certain non-operational items based on 103 assets owned as of November 2, 2022.

	Summit Consolidated		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$20,500	$22,500	$-	$-
Cash Interest Expense	$59,500	$61,500	$1,500	$1,500
Preferred Dividends (Series E & Series F)	$15,900	$15,900	$-	$-
Preferred Distributions (Series Z)	$2,300	$2,300	$-	$-
Capital Expenditures	$70,000	$80,000	$10,000	$-

	Summit Pro Rata		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$20,000	$22,000	$-	$-
Interest Expense	$46,000	$48,000	$1,000	$1,000
Preferred Dividends (Series E & Series F)	$15,900	$15,900	$-	$-
Preferred Distributions (Series Z)	$2,300	$2,300	$-	$-
Capital Expenditures	$60,000	$70,000	$10,000	$-

Third Quarter 2022 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, November 3, 2022, at 9:00 AM ET.

1.	To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.	A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company’s website, www.shpreit.com, until January 31, 2023.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of November 2, 2022, the Company’s portfolio consisted of 103 assets, 61 of which are wholly owned, with a total of 15,334 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN. Investors and others should note that the Company routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts, and the Investors section of the Company's website. The Company uses these channels as well as social media channels (e.g., the Company's Twitter account @SummitHotel_INN) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on https://investor.shpreit.com/corporate-profile.

About Onera Escapes

Onera Escapes and affiliates operates over 300 alternative stays and hotels in 29 different markets across the United States and Mexico. Founded in 2016, Onera was born from the emergence of alternative accommodations and tailored to the next generation of travelers. Their proprietary systems were built to manage their own portfolio, as well as those of other hospitality professionals. Onera focuses on scaling data-based decision making and management processes, allowing them to successfully manage alternative stays ranging from yurts to mansions in remote, vacation, and urban locations.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the allocation of capital; projections of the Company’s cash corporate G&A, interest expense, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, and financings; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,882,143	$2,091,973
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	72,617	64,485
Restricted cash	18,628	32,459
Right-of-use assets, net	35,416	26,942
Trade receivables, net	23,512	14,476
Prepaid expenses and other	15,266	24,496
Deferred charges, net	7,353	4,347
Other assets	19,021	3,799
Total assets	$3,075,881	$2,264,902
LIABILITIES, Redeemable non-controlling interests AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,468,341	$1,069,797
Lease liabilities, net	25,753	17,232
Accounts payable	5,901	4,462
Accrued expenses and other	94,623	66,219
Total liabilities	1,594,618	1,157,710

Redeemable non-controlling interests	50,223	-

Total stockholders' equity	975,603	948,073
Non-controlling interests	455,437	159,119
Total equity	1,431,040	1,107,192
Total liabilities and equity	$3,075,881	$2,264,902

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Room	$160,133	$102,521	$455,747	$235,761
Food and beverage	8,854	2,097	22,180	4,656
Other	9,265	6,068	25,442	14,647
Total revenues	178,252	110,686	503,369	255,064
Expenses:
Room expense	37,525	22,186	101,718	52,320
Food and beverage expense	7,060	1,476	17,187	3,000
Hotel operating expenses	54,883	34,713	154,871	88,672
Property taxes, insurance and other	13,373	10,679	40,036	32,573
Management fees	4,308	2,888	13,145	6,757
Depreciation and amortization	38,130	25,893	112,462	79,776
Corporate general and administrative	6,532	6,099	23,743	18,283
Hotel acquisition and transaction costs	56	-	737	3,849
Recoveries of credit losses	(850)	(2,632)	(1,100)	(2,632)
Loss on impairment of assets	-	4,361	-	4,361
Total expenses	161,017	105,663	462,799	286,959
(Loss) gain on disposal of assets, net	(5)	-	20,479	81
Operating income (loss)	17,230	5,023	61,049	(31,814)
Other income (expense):
Interest expense	(17,645)	(10,817)	(46,202)	(32,567)
Other (expense) income, net	(416)	2,250	3,099	7,777
Total other income (expense)	(18,061)	(8,567)	(43,103)	(24,790)
(Loss) income from continuing operations before income taxes	(831)	(3,544)	17,946	(56,604)
Income tax expense	(210)	(695)	(4,647)	(1,075)
Net (loss) income	(1,041)	(4,239)	13,299	(57,679)
Loss (income) attributable to non-controlling interests	5,148	(265)	(4,481)	3,118
Net income (loss) attributable to Summit Hotel Properties, Inc.	4,107	(4,504)	8,818	(54,561)
Distributions and accretion of redeemable non-controlling interests	(656)	-	(1,866)	-
Preferred dividends	(3,968)	(3,750)	(11,906)	(11,168)
Premium on redemption of preferred stock	-	(2,710)	-	(2,710)
Net loss attributable to common stockholders	$(517)	$(10,964)	$(4,954)	$(68,439)
Loss per share:
Basic	$(0.00)	$(0.10)	$(0.05)	$(0.66)
Diluted	$(0.00)	$(0.10)	$(0.05)	$(0.66)
Weighted average common shares outstanding:
Basic	105,232	104,548	105,110	104,441
Diluted	105,232	104,548	105,110	104,441

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Summit Hotel Properties, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(1,041)	$(4,239)	$13,299	$(57,679)
Preferred dividends	(3,968)	(3,750)	(11,906)	(11,168)
Preferred distributions	(656)	-	(1,866)	-
Premium on redemption of preferred stock	-	(2,710)	-	(2,710)
Loss (income) related to non-controlling interests in consolidated joint ventures	3,730	(275)	(5,219)	3,020
Net loss applicable to common shares and common units	$(1,935)	$(10,974)	$(5,692)	$(68,537)
Real estate-related depreciation (1)	36,804	25,773	108,959	79,421
Loss on impairment of assets	-	4,361	-	4,361
Loss (gain) on disposal of assets, net	5	-	(20,479)	(81)
Adjustments related to non-controlling interests in consolidated joint ventures	(6,789)	(2,319)	(13,077)	(6,004)
FFO applicable to common shares and common units	$28,085	$16,841	$69,711	$9,160
Recoveries of credit losses	(850)	(2,632)	(1,100)	(2,632)
Amortization of lease-related intangible assets	-	22	-	65
Amortization of deferred financing costs	1,413	1,115	4,238	3,239
Amortization of franchise fees (1)	167	120	504	355
Amortization of intangible assets, net (1)	892	-	2,732	-
Equity-based compensation	1,231	1,892	7,070	5,861
Hotel acquisition and transaction costs	56	-	737	3,849
Debt transaction costs	1,131	17	1,166	160
Premium on redemption of preferred stock	-	2,710	-	2,710
Non-cash interest income (2)	-	(262)	(113)	(779)
Non-cash lease expense, net	115	131	374	388
Casualty losses, net	750	627	1,054	781
Adjustments related to non-controlling interests in consolidated joint ventures	(2,123)	(97)	(2,743)	(1,176)
AFFO applicable to common shares and common units	$30,867	$20,484	$83,630	$21,981
FFO per common share / common unit	$0.23	$0.16	$0.57	$0.09
AFFO per common share / common unit	$0.25	$0.19	$0.69	$0.21
Weighted average diluted common shares / common units for FFO (3)	121,265	105,265	121,289	105,282
Weighted average diluted common shares / common units for AFFO (3)	121,265	105,265	121,289	105,282

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Weighted average common shares outstanding	105,232	104,548	105,110	104,441
Dilutive effect of unvested restricted stock awards	49	425	195	410
Shares issuable upon conversion of convertible debt	24,086	23,978	24,086	23,012
Adjusted weighted dilutive common shares outstanding	129,367	128,951	129,391	127,863

Non-GAAP adjustment for effect of common units of Operating Partnership	15,984	133	15,984	151
Non-GAAP adjustment for effect of restricted stock awards	-	159	-	280
Non-GAAP adjustment for effect of shares issuable upon conversion of convertible debt	(24,086)	(23,978)	(24,086)	(23,012)
Non-GAAP weighted dilutive common shares / common units outstanding	121,265	105,265	121,289	105,282

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Summit Hotel Properties, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(1,041)	$(4,239)	$13,299	$(57,679)
Depreciation and amortization	38,130	25,893	112,462	79,776
Interest expense	17,645	10,817	46,202	32,567
Interest income	(14)	(4)	(20)	(6)
Income tax expense	210	695	4,647	1,075
EBITDA	$54,930	$33,162	$176,590	$55,733
Loss on impairment of assets	-	4,361	-	4,361
Loss (gain) on disposal of assets, net	5	-	(20,479)	(81)
EBITDAre	$54,935	$37,523	$156,111	$60,013
Recoveries of credit losses	(850)	(2,632)	(1,100)	(2,632)
Amortization of lease-related intangible assets	-	22	-	65
Amortization of intangible liabilities	(144)	-	(267)	-
Equity-based compensation	1,231	1,892	7,070	5,861
Hotel acquisition and transaction costs	56	-	737	3,849
Debt transaction costs	1,131	17	1,166	160
Non-cash interest income (1)	-	(262)	(113)	(779)
Non-cash lease expense, net	115	131	374	388
Casualty losses, net	750	627	1,054	781
Loss (income) related to non-controlling interests in consolidated joint ventures	3,730	(275)	(5,219)	3,020
Adjustments related to non-controlling interests in consolidated joint ventures	(13,736)	(3,019)	(25,082)	(8,744)
Adjusted EBITDAre	$47,218	$34,024	$134,731	$61,982

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Pro Forma Operating Data (1,2)	2022	2021	2022	2021
Pro forma room revenue	$160,133	$129,653	$464,289	$308,841
Pro forma other hotel operations revenue	18,119	12,111	51,368	28,216
Pro forma total revenues	178,252	141,764	515,657	337,057
Pro forma total hotel operating expenses	117,149	92,475	334,490	236,283
Pro forma hotel EBITDA	$61,103	$49,289	$181,167	$100,774
Pro forma hotel EBITDA Margin	34.3%	34.8%	35.1%	29.9%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$178,252	$110,686	$503,369	$255,064
Total revenues - acquisitions (1)	-	32,369	14,130	84,603
Total revenues - dispositions (2)	-	(1,291)	(1,842)	(2,610)
Pro forma total revenues	178,252	141,764	515,657	337,057

Hotel Operating Expenses:
Total hotel operating expenses	117,149	71,942	326,957	183,322
Hotel operating expenses - acquisitions (1)	-	21,562	9,118	55,445
Hotel operating expenses - dispositions (2)	-	(1,029)	(1,585)	(2,484)
Pro forma hotel operating expenses	117,149	92,475	334,490	236,283

Hotel EBITDA:
Operating income (loss)	17,230	5,023	61,049	(31,814)
Loss (gain) on disposal of assets, net	5	-	(20,479)	(81)
Loss on impairment of assets	-	4,361	-	4,361
Recoveries of credit losses	(850)	(2,632)	(1,100)	(2,632)
Hotel acquisition and transaction costs	56	-	737	3,849
Corporate general and administrative	6,532	6,099	23,743	18,283
Depreciation and amortization	38,130	25,893	112,462	79,776
Hotel EBITDA	61,103	38,744	176,412	71,742
Hotel EBITDA - acquisitions (1)	(12,290)	(743)	(39,409)	(744)
Hotel EBITDA - dispositions (2)	-	(262)	(257)	(126)
Same store hotel EBITDA	$48,813	$37,739	$136,746	$70,872
Hotel EBITDA - acquisitions (3)	12,290	11,550	44,421	29,902
Pro forma hotel EBITDA	$61,103	$49,289	$181,167	$100,774

(1)	For any hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2021 and September 30, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2021 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 102 hotels owned as of September 30, 2022 as if all such hotels had been owned by the Company since January 1, 2021. For hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2021 to September 30, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2021	2022			Trailing Twelve Months Ended
Pro Forma Operating Data (1,2)	Q4	Q1	Q2	Q3	Sept 30, 2022
Pro forma room revenue	$127,068	$134,984	$169,172	$160,133	$591,357
Pro forma other hotel operations revenue	12,648	14,969	18,280	18,119	64,016
Pro forma total revenues	139,716	149,953	187,452	178,252	655,373
Pro forma total hotel operating expenses	90,888	100,574	116,767	117,149	425,378
Pro forma hotel EBITDA	$48,828	$49,379	$70,685	$61,103	$229,995
Pro forma hotel EBITDA Margin	34.9%	32.9%	37.7%	34.3%	35.1%

Pro Forma Statistics (1,2)
Rooms sold	909,009	875,885	1,033,968	1,010,996	3,829,858
Rooms available	1,375,074	1,364,605	1,394,393	1,409,716	5,543,788
Occupancy	66.1%	64.2%	74.2%	71.7%	69.1%
ADR	$139.79	$154.11	$163.61	$158.39	$154.41
RevPAR	$92.41	$98.92	$121.32	$113.59	$106.67

Actual Statistics
Rooms sold	680,799	843,066	1,025,340	1,010,996	3,560,201
Rooms available	1,049,936	1,313,661	1,382,673	1,409,716	5,155,986
Occupancy	64.8%	64.2%	74.2%	71.7%	69.0%
ADR	$144.80	$152.79	$162.68	$158.39	$155.70
RevPAR	$93.89	$98.05	$120.64	$113.59	$107.51

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$106,862	$141,869	$183,248	$178,252	$610,231
Total revenues from acquisitions (1)	34,129	9,218	4,912	-	48,259
Total revenues from dispositions (2)	(1,275)	(1,134)	(708)	-	(3,117)
Pro forma total revenues	139,716	149,953	187,452	178,252	655,373

Hotel Operating Expenses:
Total hotel operating expenses	71,149	95,734	114,074	117,149	398,106
Total hotel operating expenses from acquisitions (1)	20,771	5,908	3,210	-	29,889
Total hotel operating expenses from dispositions (2)	(1,032)	(1,068)	(517)	-	(2,617)
Pro forma total hotel operating expenses	90,888	100,574	116,767	117,149	425,378

Hotel EBITDA:
Operating (loss) income	(1,452)	724	43,095	17,230	59,597
(Gain) loss on disposal of assets, net	(159)	-	(20,484)	5	(20,638)
Recoveries of credit losses	-	-	(250)	(850)	(1,100)
Hotel acquisition and transaction costs	-	-	681	56	737
Corporate general and administrative	11,145	9,137	8,074	6,532	34,888
Depreciation and amortization	26,179	36,274	38,058	38,130	138,641
Hotel EBITDA	35,713	46,135	69,174	61,103	212,125
Hotel EBITDA from acquisitions (1)	(685)	(12,304)	(14,815)	(12,290)	(40,094)
Hotel EBITDA from dispositions (2)	(243)	(66)	(191)	-	(500)
Same store hotel EBITDA	$34,785	$33,765	$54,168	$48,813	$171,531
Hotel EBITDA from acquisitions (3)	14,043	15,614	16,517	12,290	58,464
Pro forma hotel EBITDA	$48,828	$49,379	$70,685	$61,103	$229,995

(1)	For any hotels acquired by the Company after October 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between October 1, 2021 and September 30, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on October 1, 2021 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 102 hotels owned as of September 30, 2022 as if all such hotels had been owned by the Company since October 1, 2021. For hotels acquired by the Company after October 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2021 to September 30, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma and Same Store Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Pro Forma (102) [1]
Rooms sold	1,010,996	940,257	2,920,849	2,536,920
Rooms available	1,409,716	1,369,144	4,168,714	4,046,826
Occupancy	71.7%	68.7%	70.1%	62.7%
ADR	$158.39	$137.89	$158.96	$121.74
RevPAR	$113.59	$94.70	$111.37	$76.32

Occupancy change	4.4%		11.8%
ADR change	14.9%		30.6%
RevPAR change	20.0%		45.9%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Same-Store (71) [1]
Rooms sold	753,976	700,783	2,150,046	1,865,688
Rooms available	1,023,040	1,022,948	3,035,729	3,035,487
Occupancy	73.7%	68.5%	70.8%	61.5%
ADR	$164.46	$142.55	$163.66	$124.34
RevPAR	$121.21	$97.65	$115.91	$76.42

Occupancy change	7.6%		15.2%
ADR change	15.4%		31.6%
RevPAR change	24.1%		51.7%

(1)	Unaudited pro forma information includes operating results for 102 hotels owned as of September 30, 2022, as if each hotel had been owned by the Company since January 1, 2021. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 71 hotels owned by the Company as of January 1, 2021, and at all times during the nine months ended September 30, 2022, and 2021.

Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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